UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): September 22, 2016

Entia Biosciences, Inc.
 (Exact name of registrant as specified in charter)

Commission File Number :   000-52864

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13565 SW Tualatin-Sherwood Road, Suite 800 Sherwood, Oregon	97140
(Address of principal executive offices)	(Zip Code)

(971) 228-0709
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 22, 2016, we entered into a placement agent agreement with an effective date of September 18, 2016 (the "Placement Agent Agreement") with a placement agent (the "Placement Agent").  The material terms of the Placement Agent Agreement are as follows:

Upon the closing of an equity financing, if any, as compensation for services provided to the Placement Agent, we agreed that we will pay the Placement Agent: (a) A cash fee equal to 10% of the dollar amount received by the Issuer, in connection with a Proposed Offering, including any proceeds received by the Issuer from any cash exercise of warrants, options or rights issued to investors in the Proposed Offering; (b) A cash non-accountable expense allowance equal to 2% of the dollar amount received by the Issuer in connection with the Proposed Offerings, subject to certain restrictions; and (c) At the Closing or Closings, if any, the Issuer shall grant to the Placement Agent (or its designated affiliates or assignees) share purchase warrants (the "Warrants") covering a number of shares of Common Stock equal to 10% of the total number of Shares being sold and/or issued in the Proposed Offering.  The Warrants will be nonexercisable or transferrable for six (6) months after the date of the Closing other than as permitted by FINRA Rule 5110 and will be exercisable and expire five years after Closing.  The Warrants will be exercisable at a price equal to 125% of the offering price and shall not be redeemable.  The Warrants may be exercised as to all or a lesser number of shares of Common Stock, will provide for cashless exercise, and possess "piggyback" registration rights for a period of five years after the Closing, at the Issuer's expense.

No transaction terms have been set as of the date of this filing.

RULE 135C NOTICE

We are providing this Current Report on Form 8-K in accordance with Rule 135c under the Act ("Rule 135c"), and the notice contained herein does not constitute an offer to sell the Company's securities, and is not a solicitation for an offer to purchase the Company's securities.  Any securities that may be offered pursuant to the placement or any agreement related thereto including, but not limited to, the Subscription Agreement or any other agreement have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTIA BIOSCIENCES, INC.
(Registrant)

Date: September 28, 2016	By:	/s/ Carl Johnson
Carl Johnson
President and CEO